Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder New York Tax Free Money Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      33,831,980       1,417,392       2,188,301               0

2.    To elect Trustees.

                                                     Number of Votes:
                                                     ----------------

                      Trustee                 For                      Withheld
                      -------                 ---                      --------

         Henry P. Becton, Jr.              35,314,542                 2,123,131

         Dawn-Marie Driscoll               35,319,498                 2,118,175

         Peter B. Freeman                  35,314,542                 2,123,131

         George M. Lovejoy, Jr.            35,311,492                 2,126,181

         Wesley W. Marple, Jr.             35,242,773                 2,194,900

         Daniel Pierce                     35,174,266                 2,263,407

         Kathryn L. Quirk                  35,316,294                 2,121,379

         Jean C. Tempel                    35,247,729                 2,188,857

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      29,460,796       2,744,564       5,232,313               0

                   36 - Scudder New York Tax Free Money Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      29,745,962       2,126,136       5,217,682               0

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 29,389,301        2,342,207        5,706,166             0
         5.2   Borrowing                       29,353,597        2,377,911        5,706,166             0
         5.3   Senior securities               29,389,301        2,342,207        5,706,166             0
         5.4   Concentration                   29,356,914        2,374,594        5,706,166             0
         5.5   Loans                           29,351,633        2,379,875        5,706,166             0
         5.6   Underwriting of securities      29,389,301        2,342,207        5,706,166             0
         5.7   Investment in real estate       29,389,301        2,342,207        5,706,166             0
         5.8   Purchase of physical            29,389,301        2,342,207        5,706,166             0
               commodities
         5.9   Investment in New York          29,372,925        2,358,582        5,706,166             0
               municipal securities
         5.10  Tax diversification             29,389,301        2,342,207        5,706,166             0

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        34,767,725                  908,667                   1,761,281

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                   37 - Scudder New York Tax Free Money Fund